As filed with the Securities and Exchange Commission on January 5, 2007.

                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              VERTRUE INCORPORATED
             (Exact name of registrant as specified in its charter)

            Delaware                                             06-1276882
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

              2006 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                           2005 EQUITY INCENTIVE PLAN

                            (Full title of the plans)

                             ----------------------

                              Vertrue Incorporated
                                 Gary A. Johnson
                                20 Glover Avenue
                           Norwalk, Connecticut 06850
                                 (203) 324-7635
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of securities          Amount to be      Proposed maximum     Proposed maximum          Amount of
to be registered            registered (1)    offering price per   aggregate offering      registration fee
                                                    share                 price
-----------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.01
per share

-----------------------------------------------------------------------------------------------------------
2006 Restricted Stock            7,802 (2)         $40.34  (6)             $314,733               $33.68
Plan for Non-Employee          142,198 (3)         $37.79  (7)           $5,373,663              $574.98
Directors                                                           ---------------         ------------
                                                                         $5,688,396              $608.66

-----------------------------------------------------------------------------------------------------------
2005 Equity Incentive            4,000 (4)         $41.17  (8)             $164,680               $17.62
Plan                           996,000 (5)         $37.79  (9)          $37,638,840            $4,027.36
                                                                    ---------------         ------------
                                                                        $37,803,520            $4,044.98

-----------------------------------------------------------------------------------------------------------

                                                                 Total: $43,491,916     Total: $4,653.64
-----------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Common Stock which become issuable under the Vertrue Incorporated 2006 Restricted Stock Plan (the "Restricted Stock Plan") or the Vertrue Incorporated 2005 Equity Incentive Plan (the "Equity Incentive Plan") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Represents the aggregate number of shares of Common Stock of the Registrant being registered with respect to currently outstanding shares of restricted stock granted under the Restricted Stock Plan.

(3) Represents the aggregate number of shares of Common Stock of the Registrant available for issuance under the Restricted Stock Plan.

(4) Represents the aggregate number of shares of Common Stock of the Registrant being registered with respect to currently stock options granted under the Equity Incentive Plan.

(5) Represents the aggregate number of shares of Common Stock of the Registrant available for issuance under the Equity Incentive Plan.

(6) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share as to the 7,802 shares of Common Stock of the Registrant being registered with respect to currently outstanding shares of restricted stock granted under the Restricted Stock Plan is based on the average weighted grant price per share of such restricted stock and is estimated solely for the purpose of calculating the registration fee.

(7) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share as to the 142,198 shares of Common Stock of the Registrant being registered with respect to future awards granted under the Restricted Stock Plan is based on the average of the high and low prices of the Class B Common Stock of the Registrant reported on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on January 3, 2007 and is estimated solely for the purpose of calculating the registration fee.

(8) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share as to 4,000 shares of Common Stock of the Registrant registered with respect to currently outstanding options granted under the Equity Incentive Plan is based on the average weighted exercise price per share of such options and is estimated solely for the purpose of calculating the registration fee.

(9) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share as to the 996,000 shares of Common Stock of the Registrant being registered with respect to future awards granted under the Equity Incentive Plan is based on the average of the high and low prices of the Common Stock of the Registrant reported on NASDAQ on January 3, 2007 and is estimated solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*



----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

            The following documents filed with the Commission are incorporated in this Registration Statement by reference:

       (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

       (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006;

       (c) the Registrant's Current Reports on Form 8-K filed with the Commission July 6, 2006, August 1, 2006, and October 31, 2006; and

       (d) the description of the Registrant's Common Stock contained in Amendment No. 4 to Form S-1, filed with the Commission on October 17, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            All other documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            None.

Item 6.     Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expense in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

            Our certificate of incorporation and by-laws provide that we shall, to the maximum extent permitted under Delaware law, indemnify any director or officer of the corporation who is or was made a party to any action or proceeding by reason of the fact that he or she is or was an agent of the corporation, against liability incurred in connection with such action or proceeding. We have entered into agreements with our directors, executive officers and some of our other officers implementing such indemnification. In addition, our certificate of incorporation limits, to the fullest extent permitted by Delaware law, the liability of directors for monetary damages for breach of fiduciary duty. We may also purchase and maintain insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            See attached Exhibit list.

Item 9.     Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut on the 5th day of January, 2007.

                                 VERTRUE INCORPORATED



                                 By: /s/ Gary A. Johnson
                                     ---------------------------------
                                     Name: Gary A. Johnson
                                     Title: President, Chief Executive Officer

            KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints George Thomas as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 5th day of January, 2007.

       Signature                          Capacity


/s/ Gary A. Johnson
---------------------------      President, Chief Executive Officer and Director
Gary A. Johnson

/s/ James B. Duffy
---------------------------      Executive Vice President, Chief Financial
James B. Duffy                   Officer and Chief Operating Officer

/s/ Alec L. Ellison
---------------------------      Director
Alec L. Ellison

/s/ Joseph E. Heid
---------------------------      Director
Joseph E. Heid

/s/ Robert Kamerschen
---------------------------      Director
Robert Kamerschen

/s/ Michael McClorey
---------------------------      Director
Michael T. McClorey


---------------------------      Director
Edward M. Stern


---------------------------      Director
Marc S. Tesler

EXHIBIT INDEX
        Number        Title of Exhibit

        3.1 Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-10541, filed on September 6, 1996; Certificate of Amendment of Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q, File No. 000-21527, filed on February 9, 2005).

        3.2 Restated By-laws of the Registrant as amended (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-1, Registration No. 333-10541, filed on August 21,
                      1996).

        4.1 Vertrue Incorporated 2006 Restricted Stock Plan for Non-Employee Directors (filed as Annex D to the Company's Proxy Statement on Form DEF 14A, File No. 000-21527, filed on October 12, 2006).

        4.2           Vertrue Incorporated 2005 Equity Incentive Plan (filed as
                      Exhibit 10.10 to the Company's Annual Report on Form 10-K, File No. 000-21527, filed on September 12, 2006).

        23.1*         Consent of PricewaterhouseCoopers LLP.

        24.1* Power of Attorney (included as part of the signature pages to this Registration Statement).


--------------------------
*  Filed herewith